Verra Mobility Q2 Earnings Presentation For the Quarter Ended June 30, 2019 Exhibit 99.2 Basis of Presentation: Verra Mobility made two acquisitions in 2018; the data presented has been adjusted as if the acquisitions were included in the results for all periods. The unadjusted and pro forma adjusted results of operations are included in the appendix to this presentation. All pro forma adjustments are in the Commercial Services segment.

Forward-Looking Statements This presentation includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, run rate synergies and cost items, performance, strategies, prospects and other aspects of the business of Verra Mobility Corporation and its subsidiaries (collectively, “Verra Mobility”) are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the inability to launch new products or services or to profitably expand into new markets; (2) changes in applicable laws or regulations; (3) the possibility that Verra Mobility may be adversely affected by other economic, business or competitive factors; (4) the inability to recognize the anticipated benefits of the business combination with Gores Holdings, II, Inc.; and (5) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. You are cautioned not to place undue reliance upon any forward-looking statements, including the projections, which speak only as of the date made. Verra Mobility does not undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Information This presentation uses certain non-GAAP financial information, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, which further excludes certain non-cash expenses, loss on extinguishment of debt and other transactions management believes are not indicative of Verra Mobility’s business. Verra Mobility believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Verra Mobility’s financial condition and results of operations. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. A reconciliation of Verra Mobility’s non-GAAP financial information to GAAP financial information is provided in the Appendix hereto and in Verra Mobility’s Form 8-K, filed with the SEC, with the earnings press release for the period indicated.

Evaluation Criteria M&A Principles Strategic Fit: Connect all activities to Verra Mobility’s strategy Find opportunities where Verra Mobility’s and the target’s assets, when combined, can create unique value Financial Discipline: Protect Verra Mobility’s capital: seek returns above the cost of capital required for the deal Integration Focus: Establish close partnership with the broader organization Ensure cultural fit and change management discipline Establish processes for short and long-term execution and accountability Programmatic Process: Develop a robust and replicable process to identify, execute, and integrate firms into Verra Mobility Discovery Mindset: Cultivate a mindset of discovery; seek to uncover asymmetric information Generate a robust pipeline of potential deals through research, networks, internal contacts, etc. Strong views, weakly held 2 3 4 5 Strategic Fit Financial Discipline Integration Focus Programmatic Process Discovery Mindset 1

Consolidated Q2 Results by segment For the Quarter Ended June 30, 2019 Pro Forma Revenue & YoY Growth Adj. EBITDA & Margin % Commercial Services Government Solutions Revenue & YoY Growth Adj. EBITDA & Margin % Commercial Services Commentary Revenue of $68.1M in Q2 increased 14% from the same quarter in the prior year Improvement in billable days and toll usage continues to drive revenue growth Adjusted EBITDA of $44.1 million in the quarter improved $4.4M or 11% from the same period of the prior year EBITDA margins reflect improved revenue and integration synergies of the core business offset by the investment cost of new product Government Solutions Commentary Revenue of $41.5 million in Q2 increased by 8% from the same quarter in the prior year Product revenue grew $5.4M driven by camera sales to a large municipality. During the same period Service Revenue declined by $2.3 or 6% due to the loss of Texas red light programs and lower red light pricing Adjusted EBITDA of $15.6M increased by from $14.7M in the prior year. The increase was the result of improved product sales in the quarter. (3%) Refer to Basis of Presentation on the cover to this presentation

Consolidated Q2 Results For the Quarter Ended June 30, 2019 Pro Forma Revenue & YoY Growth Pro Forma Adj. EBITDA & Margin % Net Debt & Leverage Q2 Revenue by Segment Commercial Services Leverage calculated as net debt divided by TTM Pro Forma Adjusted EBITDA for each period Grew total revenue by $11.4 million to $109.6 million in Q2 2019 from $98.2 million in Q2 2018 Adjusted EBITDA of $59.7 million, up from $54.6 million in the same quarter of 2018 Generated cash flow from operations of $8.4 million Leverage continues to decline with increased EBITDA and strong cash flow generation Q2 2019 Commentary Refer to Basis of Presentation on the cover to this presentation

Raising Revenue Guidance

0. Appendix

Quarterly Results of Operations

Unaudited ($ in millions)	Q1 2018 As Reported	Pro Forma		Q1 2018 Pro Forma	Q2 2018 As Reported	Q3 2018 As Reported	Q4 2018 As Reported	Pro Forma 2018	Q1 2019 As Reported	Q2 2019 As Reported	TTM Q2 2019 As Reported
		HTA	EPC								
Service revenue	$69.0	$15.8	$3.0	$87.8	$97.0	$105.2	$93.8	$383.9	$98.1	$103.1	$400.2
Product sales	0.2	-	-	0.2	1.2	2.4	1.3	5.1	0.4	6.5	10.6
Total revenue	$69.2	$15.8	$3.0	$88.0	$98.2	$107.6	$95.1	$388.9	$98.5	$109.6	$410.7
Cost of service revenue	0.8	-	0.4	1.2	1.7	1.7	1.6	6.1	1.4	1.6	6.3
Cost of product sales	0.2	-	-	0.2	0.9	1.4	1.0	3.4	0.3	2.9	5.6
Operating expenses	23.7	4.4	0.8	28.9	28.8	27.8	28.6	114.1	29.3	31.8	117.5
Selling, general and administrative expenses	33.3	12.3	0.6	46.2	27.6	21.7	53.5	148.9	20.6	20.9	116.6
Depreciation, amortization, and (gain) loss on disposal of assets, net	18.5	0.4	0.0	19.0	27.5	28.8	28.5	103.8	28.9	28.8	115.1
Impairment of property and equipment	-	-	-	-	-	-	-	-	-	5.9	5.9
Total costs and expenses	$76.5	$17.0	$1.8	$95.3	$86.4	$81.4	$113.2	$376.4	$80.5	$91.9	$367.1
Income (loss) from operations	(7.3)	(1.2)	1.1	(7.3)	11.8	26.2	(18.1)	12.6	18.0	17.6	43.7
Interest expense, net	12.6	0.0	0.0	12.7	19.6	20.3	17.0	69.6	16.0	15.7	69.0
Loss on extinguishment of debt	10.2	-	-	10.2	-	-	16.3	26.5	-	-	16.3
Other (income) expense, net	(1.3)	-	(0.0)	(1.3)	(2.8)	(2.9)	(1.8)	(8.8)	(2.2)	(3.3)	(10.3)
Total other expense	$21.5	$0.0	($0.0)	$21.5	$16.8	$17.4	$31.6	$87.3	$13.8	$12.3	$75.1
Income (loss) before income taxes	(28.8)	(1.2)	1.2	(28.9)	(5.0)	8.8	(49.7)	(74.7)	4.1	5.3	(31.4)
Income tax provision (benefit)	(6.6)	0.0	0.2	(6.4)	(0.2)	2.3	(11.7)	(16.0)	1.3	1.7	(6.3)
Net (loss) income	($22.2)	($1.2)	$0.9	($22.5)	($4.8)	$6.5	($38.0)	($58.7)	$2.8	$3.6	($25.0)
Bridge to adj. EBITDA											
Net (loss) income	($22.2)	($1.2)	$0.9	($22.5)	($4.8)	$6.5	($38.0)	($58.7)	$2.8	$3.6	($25.0)
Interest expense, net	12.6	0.0	0.0	12.7	19.6	20.3	17.0	69.6	16.0	15.7	69.0
Income tax provision (benefit)	(6.6)	0.0	0.2	(6.4)	(0.2)	2.3	(11.7)	(16.0)	1.3	1.7	(6.3)
Depreciation and amortization	18.6	0.4	0.0	19.0	27.5	28.8	28.5	103.8	28.9	28.9	115.1
EBITDA	**$2.4**	**($0.8)**	**$1.2**	**$2.8**	**$42.0**	**$57.9**	**($4.1)**	**$98.6**	**$49.1**	**$49.8**	**$152.7**
Transaction and other related	18.1	11.5	-	29.6	5.8	1.7	30.9	67.9	-	1.1	33.7
Transformation expense	1.7	-	-	1.7	5.4	0.9	0.7	8.8	0.0	-	1.6
Loss on extinguishment of debt	10.2	-	-	10.2	-	-	16.3	26.5	-	-	16.3
Sponsor Fees and expenses	1.4	-	-	1.4	1.3	1.4	1.3	5.4	0.0	-	2.7
Impairment of property and equipment	-	-	-	-	-	-	-	-	-	5.9	5.9
Stock-based compensation	-	-	-	-	-	-	2.3	2.3	2.1	2.8	7.2
Adjusted EBITDA	$33.8	$10.7	$1.2	$45.6	$54.6	$61.9	$47.3	$209.5	$51.3	$59.7	$220.2

VERRA MOBILITY

7

Quarterly Segment Results of Operations Commercial Services Government Solutions Unaudited ($ in millions) For the Three Months Ended Q1 2018 Q2 2018 Q3 2018 Q4 2018 2018 Q1 2019 Q2 2019 Segment Revenue Commercial Services $32.4 $59.8 $72.0 $58.4 $222.6 $62.6 $68.1 HTA 15.8 – – – 15.8 – – EPC 3.0 – – – 3.0 – – Other – – – – – – – Commercial Services Adj Pro Forma Revenue $51.2 $59.8 $72.0 $58.4 $241.4 $62.6 $68.1 Segment Adj EBITDA Commercial Services $2.3 $36.7 $49.4 $33.2 $121.6 $38.0 $44.1 HTA (0.8) – – – (0.8) – – EPC 1.2 – – – 1.2 – – Other 27.1 3.0 – 1.1 31.2 – – Commercial Services Adj Pro Forma EBITDA $29.8 $39.7 $49.4 $34.2 $153.2 $38.0 $44.1 Unaudited ($ in millions) For the Three Months Ended Q1 2018 Q2 2018 Q3 2018 Q4 2018 2018 Q1 2019 Q2 2019 Segment Revenue Government Solutions $36.8 $38.4 $35.6 $36.7 $147.5 $35.9 $41.5 Segment Adj EBITDA Government Solutions Adj EBITDA $15.8 $14.7 $12.5 $13.1 $56.1 $13.2 $15.6